POWER OF ATTORNEY




          We, the undersigned Directors of Star Banc Corporation, hereby appoint Jerry A. Grundhofer and Thomas J. Lakin or either of them with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf as Directors of the Corporation, which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission, in connection with the filing of the corporation's annual report on Form 10-K for the year 1994, including, without limitation, signing for us, or any of us, in our names as Directors of the Corporation, such Form 10-K and any and all amendments thereto, and we hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, this Power of Attorney has been signed below by thefollowing persons as Directors of the Corporation as of the 13th day of December, 1994.




/s/ James R. Bridgeland, Jr.                           Director
James R. Bridgeland, Jr.


/s/ Laurance L. Browning, Jr.                          Director
Laurance L. Browning, Jr.


/s/ Victoria Buyniski                                  Director
Victoria Buyniski


/s/ Samuel M. Cassidy                                  Director
Samuel M. Cassidy


/s/ Raymond R. Clark                                   Director
Raymond R. Clark


/s/ V. Anderson Coombe                                 Director
V. Anderson Coombe


/s/ John C. Dannemiller                                Director
John C. Dannemiller


/s/ J. P. Hayden, Jr.                                  Director
J. P. Hayden, Jr.


/s/ Roger L. Howe                                      Director
Roger L. Howe


/s/ Thomas J. Klinedinst, Jr.                          Director
Thomas J. Klinedinst, Jr.


/s/ Charles S. Mechem, Jr.                             Director
Charles S. Mechem, Jr.


/s/ Daniel J. Meyer                                    Director
Daniel J. Meyer


/s/ O'dell M. Owens, M.D.                              Director
O'dell M. Owens, M. D.


/s/ Thomas E. Petry                                    Director
Thomas E. Petry


/s/ William C. Portman                                 Director
William C. Portman


/s/ Oliver W. Waddell                                  Director
Oliver W. Waddell


/s/ Bradley L. Warnemunde                              Director
Bradley L. Warnemunde